UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2014

TERRAFORM POWER, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36542 (Commission File Number)	46-4780940 (IRS Employer Identification No.)

12500 Baltimore Avenue, Beltsville, Maryland

(Address of principal executive offices, including zip code)

(443) 909-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreements with SunEdison, Inc., its Affiliates and Third Parties

In connection with the initial public offering by TerraForm Power, Inc. (the “Company”) of its Class A common stock covered by the Registration Statement on Form S-1 (File No. 333-196345) (the “Registration Statement”), the Company, as the sole managing member, entered into that certain Amended and Restated Limited Liability Company Agreement of TerraForm Power, LLC (“Terra LLC”), dated as of July 23, 2014 (the “Terra LLC Agreement”) with SunEdison Holdings Corporation (“SunEdison Holdings”), as the other member of Terra LLC at that time. R/C US Solar Investment Partnership, L.P. (“Riverstone”) became a party to the Terra LLC agreement upon receipt of the Terra LLC Class B1 units pursuant to a distribution by Silver Ridge Power, LLC (“Silver Ridge”), as described below.

In addition, the Company entered into the following agreements in connection with the consummation of the Company’s initial public offering of its Class A common stock: (i) the Management Services Agreement, dated as of July 23, 2014 (the “MSA”), by and among the Company and SunEdison, Inc. (“SunEdison”); (ii) the Repowering Services ROFR Agreement, dated as of July 23, 2014 (the “Repowering ROFR Services Agreement”), by and among the Company, Terra LLC, TerraForm Power Operating, LLC, a wholly-owned subsidiary of Terra LLC (“Terra Operating”), and SunEdison; (iii) the Exchange Agreement, dated as of July 23, 2014 (the “SunEdison Exchange Agreement”), by and among the Company, Terra LLC and SunEdison; (iv) the Exchange Agreement, dated as of July 23, 2014 (the “Riverstone Exchange Agreement”), by and among the Company, Terra LLC and Riverstone; (v) the Registration Rights Agreement, dated as of July 23, 2014 (the “SunEdison Registration Rights Agreement”), by and among the Company and SunEdison, (vi) the Registration Rights Agreement, dated as of July 23, 2014 (the “Riverstone Registration Rights Agreement”), by and among the Company and Riverstone; and (vii) the Mt. Signal Contribution Agreement, dated as of July 23, 2014 (the “Contribution Agreement”), by and among the Company, Terra LLC and Silver Ridge. The Terra LLC Agreement, the MSA, the Repowering ROFR Services Agreement, the SunEdison Exchange Agreement, the Riverstone Exchange Agreement, the SunEdison Registration Rights Agreement, the Riverstone Registration Rights Agreement and the Contribution Agreement are filed herewith as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and are incorporated by reference herein. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

In addition, Terra LLC entered into the following agreements in connection with the consummation of the Company’s initial public offering of its Class A common stock: (i) the Project Support Agreement, dated as of July 23, 2014 (the “Project Support Agreement”), by and among Terra LLC and SunEdison; (ii) the Letter Agreement Regarding the Priced Call Right Assets, dated as of July 23, 2014 (the “Letter Agreement”), by and among Terra LLC and SunEdison; and (iii) the Interest Payment Agreement, dated as of July 23, 2014 (the “Interest Payment Agreement”), by and among Terra LLC, Terra Operating LLC, SunEdison and SunEdison Holdings. The Project Support Agreement, the Letter Agreement and the Interest Payment Agreement are filed herewith as Exhibits 10.8, 10.9 and 10.10, respectively, and are incorporated by reference herein. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

New Credit Agreement

On July 23, 2014, Terra Operating entered into a new $440.0 million senior secured credit facility, consisting of a $140 million revolving credit facility (the “Revolver”) which remained undrawn at the completion of the Company’s initial public offering, and a $300 million senior secured term loan facility which was fully drawn at the completion of the Company’s initial public offering (the “Term Loan,” and together with the Revolver, the “Credit Facilities”) with Goldman Sachs Bank USA (“GS Bank”), as Administrative Agent and Collateral Agent, GS Bank, Barclays Bank PLC, Citigroup Global Markets Inc. and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents, and Santander Bank, N.A., as Documentation Agent (the “Credit Agreement”). The Credit Facilities are guaranteed by Terra LLC and certain of its domestic subsidiaries. Borrowings under the Credit Facilities are secured by first priority security interests in (i) substantially all of Terra Operating’s and each guarantor’s assets and (ii) 100% of the capital stock of each of Terra Operating’s domestic subsidiaries and 65% of the capital stock of Terra Operating’s foreign subsidiaries, but are not secured by the capital stock of non-recourse subsidiaries.

All outstanding amounts under the Credit Facilities bear interest at a rate per annum equal to, at Terra Operating’s option, either (a) a base rate plus 2.75% or (b) a reserve adjusted eurodollar rate plus 3.75%. For the Term Loan, the base rate is subject to a “floor” of 2.00% and the reserve adjusted eurodollar rate is subject to a “floor” of 1.00%. The Term Loan matures on July 23, 2019 and the Revolver matures on July 23, 2017. The outstanding principal amount of the Term Loan is payable in equal quarterly amounts of 1.00% per annum, with the remaining balance payable on the maturity date. The Revolver does not require amortization with respect to outstanding borrowings.

The Credit Agreement contains covenants that, without prior consent of the lenders, limit certain of Terra Operating’s, Terra LLC’s and certain of Terra Operating’s subsidiaries activities, including those relating to: financial statements and other reports (including notices of default and annual budgets); existence; payment of taxes and claims; maintenance of properties; insurance; books and records; inspections; lenders meetings; compliance with laws; environmental matters; subsidiaries; additional material real estate assets; interest rate protection; cash management systems; ratings; and energy regulatory status. Additionally, Terra Operating must satisfy a maximum leverage ratio of 5.00:1.00 and minimum debt service coverage ratio of 1.75:1.00 that is tested quarterly. The Credit Facilities also contains customary events of default and related cure provisions. The foregoing summary of the Credit Facilities is qualified in its entirety by reference to the Credit Agreement, a copy of which are attached hereto as Exhibit 10.11 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Credit Agreement are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On July 23, 2014, the Company, pursuant to two private placements (the “Private Placements”) sold and issued (i) 1,800,000 shares of its Class A common stock at the initial public offering price of $25.00 per share to Altai Capital Master Fund, Ltd. (“Altai”) pursuant to the Common Stock Purchase Agreement, dated as of July 3, 2014 (the “Altai Private Placement Agreement”), between the Company and Altai, and (ii) 800,000 shares of its Class A common stock at the initial public offering price of $25.00 per share to EverStream Opportunities Fund I, LLC (“EverStream”) pursuant to the Common Stock Purchase Agreement, dated as of July 3, 2014 (the “EverStream Private Placement Agreement”), between the Company and EverStream, for aggregate gross proceeds of $65.0 million. In addition, on July 23, 2014, Terra LLC issued 5,840,000 Class B units (and the Company issued a corresponding number of shares of Class B common stock) and 5,840,000 Class B1 units (and the Company issued a corresponding number of shares of Class B1 common stock) to Silver Ridge as consideration for the contribution to the Company of a solar power project. Such securities were issued pursuant to the Contribution Agreement and were valued based on the initial public offering price of $25.00 per share. The Private Placements and issuance to Silver Ridge closed concurrently with the closing of the Company’s initial public offering of shares of its Class A common stock. The sales and issuances of the units and shares were made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Each of Altai, EverStream and Silver Ridge represented that it is an “accredited investor,” as defined under Rule 501 promulgated under the Securities Act, with access to information about the Company sufficient to evaluate the investment.

The foregoing description regarding the Private Placements is qualified in its entirety by reference to the Altai Private Placement Agreement and the EverStream Private Placement Agreement, copies of which were filed as exhibits to the Registration Statement, and are incorporated herein by reference. The foregoing description of the issuance to Silver Ridge is qualified in its entirety by reference to the Contribution Agreement, a copy of which is attached hereto as Exhibit 10.7, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2014, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and the Company’s Second Amended and Restated Bylaws (the “Bylaws”) became effective. A description of the Company’s capital stock, giving effect to the adoption of the Charter and the Bylaws, is described in the Registration Statement. The Charter and the Bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On July 23, 2014, the Company completed its initial public offering by issuing 23,074,750 shares of its Class A common stock at a price to the public of $25.00 per share. The Company received proceeds from the initial public offering, net of underwriting discounts and commissions and a structuring fee, of approximately $533.5 million. The Company also received gross proceeds of $65.0 million from the sale of Class A common stock in the Private Placements. The Company used $436.2 million of the net proceeds from the offering and the Private Placements to acquire newly-issued Class A units of Terra LLC directly from Terra LLC, and used all remaining net proceeds to purchase Class B units (and Class B common stock) from SunEdison at a price equal to the price per share in this offering, less underwriting discounts and commissions and a pro rata portion of the structuring fee, which securities were immediately cancelled contemporaneously with Terra LLC issuing additional Class A units to the Company.

Terra LLC used the net proceeds of $436.2 million, together with borrowings under the Term Loan, to repay all outstanding indebtedness (including accrued interest) under its bridge facility, to pay fees and expenses related to the Credit Facilities and to repay $47.0 million of project-level indebtedness. In addition, Terra LLC will use $86.0 million of the net proceeds to pay for the acquisition and related milestone payments of certain projects included in the Company’s initial portfolio from SunEdison. The $194.4 million of net proceeds remaining with Terra LLC after the foregoing will be used for general corporate purposes, which may include future acquisitions of solar assets from SunEdison or from unaffiliated third parties.

Item	9.01 Financial Statements and Exhibits

(d)	Exhibits

The Exhibit Index attached to this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraForm Power, Inc.

By:	/s/ Sebastian Deschler
Sebastian Deschler Senior Vice President, General Counsel and Secretary

July 25, 2014

EXHIBIT INDEX

Exhibit No.	Document

3.1	Amended and Restated Certificate of Incorporation of TerraForm Power, Inc., dated as of July 23, 2014.

3.2	Amended and Restated Bylaws of TerraForm Power, Inc., dated as of July 23, 2014.

4.1	Amended and Restated Operating Agreement of TerraForm Power, LLC, dated as of July 23, 2014.

10.1	Management Services Agreement by and between TerraForm Power, Inc. and SunEdison, Inc, dated as of July 23, 2014.

10.2	Repowering Services ROFR Agreement by and between TerraForm Power, Inc., TerraForm Power, LLC, TerraForm Power Operating, LLC and SunEdison, Inc., dated as of July 23, 2014.

10.3	Exchange Agreement by and among TerraForm Power, Inc., TerraForm Power, LLC and SunEdison, Inc., dated as of July 23, 2014.

10.4	Exchange Agreement by and among TerraForm Power, Inc., TerraForm Power, LLC and R/C US Solar Investment Partnership, L.P., dated as of July 23, 2014.

10.5	Registration Rights Agreement by and between TerraForm Power, Inc. and SunEdison, Inc., dated as of July 23, 2014.

10.6	Registration Rights Agreement by and between TerraForm Power, Inc. and R/C US Solar Investment Partnership, L.P., dated as of July 23, 2014.

10.7	Mt. Signal Contribution Agreement, dated as of July 23, 2014, by and among TerraForm Power, Inc., TerraForm Power, LLC and Silver Ridge Power, LLC

10.8	Project Support Agreement by and between TerraForm Power, LLC and SunEdison, Inc., dated as of July 23, 2014.

10.9	Letter Agreement Regarding the Priced Call Right Assets, between TerraForm Power, Inc. and SunEdison, Inc., dated as of July 23, 2014.

10.10	Interest Payment Agreement by and between TerraForm Power, LLC, TerraForm Power Operating, LLC, SunEdison, Inc. and SunEdison Holdings Corporation, dated as of July 23, 2014.

10.11	Credit and Guaranty Agreement, dated as of July 23, 2014, by and among TerraForm Power Operating, LLC, as borrower, TerraForm Power, LLC, as a guarantor, certain subsidiaries of TerraForm Power Operating, LLC, as guarantors, various lenders signatory thereto, Goldman Sachs Bank USA, as administrative agent and collateral agent, Goldman Sachs Bank USA, Barclays Bank PLC, Citigroup Global Markets Inc. and JPMorgan Chase Bank, N.A., as joint lead arrangers, joint bookrunners and co-syndication agents, and Santander Bank, N.A., as documentation agent.